Direct Insite
                                                              80 Orville Drive
                                                              Bohemia, NY  11716
                                                              631-244-1500
                                                              631-563-8085 fax



Corporate Contact:                               Communications Contact:
Warren Wright, EVP, Sales & Marketing            Pamela Preston/Kelly Fitzgerald
Direct Insite Corp.                              Breakaway Communications
631.244.1500                                     212.590.2554/2555

FOR IMMEDIATE RELEASE

       Direct Insite Announces Continued Improvement of Operating Results
                             for First Quarter 2004

               Company Reports Net Income after Taxes of $142,000
                       Compared To $1,070,000 Loss In 2003

Bohemia, N.Y. - May 13, 2004 - Direct Insite Corp (OTC BB:DIRI.OB), a global provider of Electronic Invoice Presentment and Payment ("EIP&P") solutions, today announced its financial results for the three months ended March 31, 2004. Revenue from continuing operations increased by $170,000 or 8.8% to $2,106,000 compared to revenue from continuing operations of $1,936,000 for the first three months of 2003. The increase is due to gains in recurring revenues associated with electronic invoice delivery through the company's Invoices on Line ("IOL") service, and increases in professional services associated with the continued global deployment of its application services.

Direct Insite reduced its loss from continuing operations 91.6% to $62,000 for the three months ended March 31, 2004, from $797,000 incurred during the same period in 2003. The company closed its Platinum Communications, Inc. ("Platinum") operations during the fourth quarter of 2003. Income from the Platinum discontinued operations was $204,000 for the three months ended March 31, 2004 compared to a loss from discontinued operations of $273,000 for the three months ended March 31, 2003. This resulted in net income after taxes for the three months ended March 31, 2004, of $142,000, compared to a net loss, after taxes, of $1,070,000 for the same period in 2003.

Basic and diluted net loss per share from continuing operations for the three months ended March 31, 2004 was $0.05 compared to a basic and diluted net loss per share from continuing operations of $0.22 for the three months ended March 31, 2003. The net income per share from discontinued operations for the three months ended March 31, 2004 was $0.05 per share compared to a net loss from discontinued operations of $0.07 for the three months ended March 31, 2003.

Direct Insite CEO and Chairman of the Board James A. Cannavino said, "We made great strides in the first quarter in terms of increased sales and cost control. The Company continued to expand the Invoices on Line service to new geographies. We now deliver our electronic invoice presentment and payment service in over twenty countries around the world on a daily basis in their local language and currency. This growth is occurring as we dramatically strengthen our financial outlook in a challenging economy."

Direct Insite offers IOL, the first web-based billing and payment system designed to handle the complex invoicing found in today's global business environment. The solution allows Global 1000 companies to receive, route, approve and pay invoices on-line in all major languages and currencies. By automating the traditional paper-based invoicing process, customers now have easy and quick access to line-item billing information, reporting and analytics. With the enhanced level of accuracy provided by IOL, invoice disputes are greatly reduced and overall customer satisfaction is substantially increased.

The Company's offerings improve the delivery and management of high volumes of invoice-related data while providing a customer workflow system that better manages the complexity of the presentation, analysis, dispute resolution, approval and payment processes. This reduces the administrative and operating expenses for both "Biller" and "Payer" alike. Direct Insite also provides managed services using patented dbExpress TM technology, a management information tool that allows users to visually data mine large volumes of transactional data via the Internet. A complete Internet Customer Care tool set integrated with the EIP&P product set is also available.

Headquartered in Bohemia, NY, Direct Insite Corp. employs a staff of 56. The Company's IOL solution is deployed in North and South America and in the Europe/Middle East/Africa geographic areas. For more information about Direct Insite Corp. call (631) 244-1500 or visit www.directinsite.com.

The financial information stated above and in the tables below has been abstracted from the Company's Form 10-QSB for the three months ended March 31, 2004, to be filed with the Securities and Exchange Commission, and should be read in conjunction with the information provided therein.

Summarized Financial Information

        ----------------------------------------- ---------------------- -------------------------
                                                      FOR THE THREE         FOR THE THREE MONTHS
                  STATEMENT OF                         MONTHS ENDED           ENDED MARCH 31,
                   OPERATIONS                         MARCH 31, 2004                2003

        ----------------------------------------- ---------------------- -------------------------
        Revenue from continuing operations              $ 2,106,000               $ 1,936,000
        ----------------------------------------- ---------------------- -------------------------
        Operating income (loss)                              $4,000                 ($730,000)
        ----------------------------------------- ---------------------- -------------------------
        Net other expense                                  ($65,000)                 ($67,000)
        ----------------------------------------- ---------------------- -------------------------
        Net loss before taxes                              ($61,000)                ($797,000)
        ----------------------------------------- ---------------------- -------------------------
        Provision for income taxes                          ($1,000)                       $0
        ----------------------------------------- ---------------------- -------------------------
        Income (Loss) from discontinued
        operations                                         $204,000                 ($273,000)

        ----------------------------------------- ---------------------- -------------------------
        Net income (loss)                                  $142,000               ($1,070,000)
        ----------------------------------------- ---------------------- -------------------------
        Preferred Stock Dividends                         ($128,000)                 ($63,000)
        ----------------------------------------- ---------------------- -------------------------
        Net income (loss) attributable to
        common shareholders                                 $14,000               ($1,133,000)
        ----------------------------------------- ---------------------- -------------------------
        Basic and diluted income (loss) per
        share:
           From continuing operations                        ($0.05)                   ($0.22)
           From discontinued operations                       $0.05                    ($0.07)
                                                              -----                     -----
           Total income (loss) per share                      $0.00                    ($0.29)
                                                              =====                     =====
        ----------------------------------------- ---------------------- -------------------------

        ------------------------------------ --------------------------- -------------------------
        BALANCE SHEET                              March.31, 2004           December 31, 2003
        -------------                              --------------           -----------------
        ------------------------------------ --------------------------- -------------------------
        Total Current Assets                         $1,837,000                 $1,405,000
        ------------------------------------ --------------------------- -------------------------
        Total Assets                                 $2,795,000                 $2,511,000
        ------------------------------------ --------------------------- -------------------------
        Total Current Liabilities                    $3,627,000                 $4,390,000
        ------------------------------------ --------------------------- -------------------------
        Total Shareholders'
        Deficiency                                  ($1,462,000)               ($2,390,000)
        ------------------------------------ --------------------------- -------------------------

FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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